UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2023

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On November 9, 2023, the Company’s Board of Managers announced that Darren Thompson will succeed Joseph W. Turner, Jr. as its Chief Executive Officer and President effective as of December 15, 2023. On November 9, 2023, the Company entered into an Executive Separation and Release Agreement (“Separation Agreement”) pursuant to which Mr. Turner will (i) retire from his position as Chief Executive Officer and President effective as of December 15, 2023; and (ii) continue to serve as an independent consultant to assist the Company in implementing its CEO transition plan. Under the terms of the Separation Agreement, the Company will pay Mr. Turner a lump sum amount equal to 1.5 times his current annual salary, which amounts to $439,326. In addition, the Company will pay Mr. Turner a $146,440 bonus for his efforts in facilitating a seamless transition with the Company’s clients, strategic missional partners, equity owners, and regulatory reporting entities. The separation benefits and bonus will be paid in a lump sum, less applicable withholdings, payable on the effective date of Mr. Turner’s departure from the Company. Mr. Turner’s medical and core ancillary benefits will be paid through December 31, 2023. The Company has also entered into a Consulting & Retainer Agreement with Mr. Turner (“Consulting Agreement”) that confirms the terms of his service to the Company’s Board of Managers as a senior advisor through December 31, 2024. Under the Consulting Agreement, Mr. Turner’s existing employment agreement will be terminated effective as of December 15, 2023.

Under the Consulting Agreement, Mr. Turner will serve as a non-employee senior advisor to the Company’s Board of Managers and his duties will include, among other things, contributing to the Company’s strategic and operational plans, maintaining and developing business relationships with the Company’s strategic missional partners and clients, and assisting with special projects as reasonably requested by the Chairman of the Company’s Board of Managers. During the term of the Consulting Agreement, Mr. Turner will be paid a monthly sum of $12,500 and will be reimbursed for expenses incurred on behalf of the Company, subject, however, to the Company’s approval of such expenses in advance and delivery of written substantiation reasonably satisfactory to the Company. Under the terms of the Consulting Agreement, Mr. Turner will continue to be subject to certain ongoing covenants, non-solicitation restrictions, confidentiality, and protection of trade secrets and proprietary information owned by the Company, in addition to other restrictive covenants previously contained in his Employment Agreement.

The foregoing description of the Separation Agreement and Consulting Agreement is qualified in its entirety by reference to the whole text of such agreements, which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are attached herewith:

Exhibit No.
Exhibit 10.1	Executive Separation Agreement, dated as of November 9, 2023, between the Company and Mr. Turner
Exhibit 10.2	Consulting and Retainer Agreement, dated as of November 9, 2023, between the Company and Mr. Turner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 14, 2023	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ R. Michael Lee
R. Michael Lee
Chairman of the Board of Managers